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LUKENS INC. 1995 FORM 10-K:  EXHIBIT 21



                                  LUKENS INC.
                                  SUBSIDIARIES
                               December 30, 1995


Lukens Inc. has 14 direct or indirect wholly-owned subsidiaries:


                                                                  State or Other
                                                                 Jurisdiction of
                                                                   Incorporation
                                                                 ---------------

Brandywine Valley Railroad Company                                      Delaware
Encoat-North Arlington, Inc.                                            Delaware
Energy Coatings Company                                                 Delaware
LI Acquisition Corporation                                              Delaware
LI Service Company                                                  Pennsylvania
Lukens Development Corporation                                          Delaware
Lukens Foreign Sales Corporation                                        Barbados
Lukens Management Corporation                                       Pennsylvania
Lukens Steel Company                                                Pennsylvania
Pennock Corp.                                                           Delaware
Sponsor's Plan Asset Management, Inc.                                   Delaware
Washington Specialty Metals Corporation                                 Illinois
Washington Specialty Metals Inc.                                          Canada
Washington Steel Corporation                                            Delaware